                                                                     EXHIBIT 5.1

               [Jenkens & Gilchrist Parker Chapin LLP Letterhead]

                                 March 18, 2002

MedSource Technologies, Inc.
110 Cheshire Lane, Suite 100
Minneapolis, Minnesota  55305

Gentlemen:

     We have acted as counsel to MedSource Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (Registration No. 333- 76842) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") covering 8,625,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), of which an aggregate of up to 325,000 Shares (the "Selling Stockholder Shares") may be sold by J.H. Whitney Mezzanine Fund, L.P., a Delaware limited partnership, and German American Capital Corporation, a Maryland corporation, and the balance of which Shares will be sold by the Company (all such Shares to be sold by the Company are collectively referred to herein as the "New Shares").

     In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Registration Statement and the Company's Restated Certificate of Incorporation and Amended and Restated By-laws. We also have reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The New Shares have been duly authorized and, when issued and sold as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

     2. The Selling Stockholder Shares are duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the

                      Jenkens & Gilchrist Parker Chapin LLP


MedSource Technologies, Inc.
March 18, 2002
Page 2

Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act.

     This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments which may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

                                     Very truly yours,

                                     /s/ Jenkens & Gilchrist Parker Chapin LLP

                                     Jenkens & Gilchrist Parker Chapin LLP